Exhibit 12(b)

Certification pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Mark D. Nerud, Principal Executive Officer, and Gerard A.M. Oprins, Principal Financial Officer of the JNL Variable Fund LLC, certify that:

1.	This Form N-CSR filing for the registrant (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant.

By:	/s/ Mark D. Nerud
Mark D. Nerud
Principal Executive Officer

Date:	March 8, 2013

By:	/s/ Gerard A.M. Oprins
Gerard A. M. Oprins
Principal Financial Officer

Date:	March 8, 2013

This certificate is furnished pursuant to the requirements of Form N-CSR and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.